Company Number: 3419618

The Companies Acts 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

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MEMORANDUM
AND ARTICLES
OF ASSOCIATION




Cinergy  Global Power Services  Limited*




Incorporated on 14th day of August, 1997






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* The  name  of  the  Company  was  changed  from  (1)  Funjust  Limited  to MPI
International Limited recorded by Certificate of Incorporation on Change of Name dated 22 September 1997, and from (2) MPI International Limited to Cinergy Global Power Services Limited recorded by Certificate of Incorporation on Change of Name dated 1 May 1998.

THE COMPANIES ACTS 1985 to 1989



PRIVATE COMPANY LIMITED BY SHARES



MEMORANDUM OF ASSOCIATION OF



Cinergy Global Power Services Limited*



1.   The Company's name is "Cinergy Global Power Services Limited".*

2.   The Company's registered office is to be situated in England and Wales.

3.   The Company's objects are:-

(a) (i) To carry on the business of a holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy and administration of any companies of which this Company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

* The name of the Company was changed from (1) Funjust Limited to MPI International Limited recorded by Certificate of Incorporation on Change of Name dated 22 September 1997, and from (2) MPI International Limited to Cinergy Global Power Services Limited recorded by Certificate of Incorporation on Change of Name dated 1 May 1998.

(ii) To provide persons or firms carrying on any profession, business, trade or occupation with accounting, secretarial and office services and all staff, premises, office furniture and equipment, office cleaning, repairs and decorations, lighting, heating, telephone service, cars, transport, books, periodicals, reports, photoprinting, general printing and stationery and all such services as may from time to time be required for the conduct and management of such profession, business, trade or occupation; and to carry on all or any of the businesses of secretaries, registrars, nominee shareholders, investment holders, general managers, administrators, advisers, accountants, book-keepers, agents, representatives, costing investigators, negotiators, intermediaries, business and efficiency experts, estimators, advertising managers, building society agents, insurance agents, estate agents and property managers, valuers, printers, publishers, and stationers, providers of office accommodation, and of all kinds of commercial intelligence and services, hire purchase and general financiers, company promoters and underwriters of capital issues, dealers in stocks and shares, tourist agents, social and business organisers, and dealers and contractors in and makers, importers and exporters of all kinds of goods and merchandise; and to institute, enter into, carry on, assist and participate in financial, promoting, dealing and other business works, contracts or operations of all kinds, to invest or procure the investment in, and to deal and operate in and with rights, securities, stocks, shares, debentures, bonds, articles and things of all kinds; and to undertake secretarial work and to supply or lend assistance or accommodation to or do any act or thing for companies, professional or business men or otherwise upon such terms as may be thought fit.

(iii) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company.

(b) To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

(c) To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(d) To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

(e) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

(f) To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(g) To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

(h) To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(i) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(j) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(k) To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(l) To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

(m) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(n) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(o) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

(p) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

(q) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(r) To distribute among the Members of the Company in kind any property of the Company of whatever nature.

(s) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(t) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any Director, officer or Auditor against any liability as is referred to in Section 310(1) of the Act; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

(u) Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.

(v) To procure the Company to be registered or recognised in any part of the world.

(w) To cease carrying on or to wind up any business or activity of the Company, and to cancel any registration of, and to wind up or procure the dissolution of the Company in any state or territory.

(x) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(y) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

AND so that:-

(1) None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

(2) None of the sub-clauses of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-clause, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-clause of this Clause as though each such sub-clause contained the objects of a separate Company.

(3) The word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(4) In this Clause the expression "the Act" means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

4. The liability of the Members is limited.

5. The Company's share capital is(pound)1,000 divided into 1,000 shares of(pound)1 each.

WE, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

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Names and addresses of Subscribers                     Number of shares taken
                                                       by each Subscriber

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1.         For and on behalf of
           Instant Companies Limited                   - One
           1 Mitchell Lane
           Bristol  BS1 6BU






1          For and on behalf of                        - One
           Swift Incorporations Limited
           1 Mitchell Lane
           Bristol  BS1 6BU





                                                       -----------------

Total shares taken                                     - Two


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Dated this 1st day of July, 1997

Witness to the above Signatures:-                         Mark Anderson
                                                          1 Mitchell Lane
                                                          Bristol  BS1 6BU

THE COMPANIES ACTS 1985 to 1989



PRIVATE COMPANY LIMITED BY SHARES



ARTICLES OF ASSOCIATION OF



Cinergy Global Power Services Limited



PRELIMINARY

1. (a) The Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies
(Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the regulations of the Company.

     (b) In these Articles the expression "the Act" means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

ALLOTMENT OF SHARES

2. (a) Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the Directors who may (subject to Section 80 of the Act and to paragraph (c) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

     (b) In accordance with Section 91(1) of the Act Sections 89(1) and 90(1) to
(6) (inclusive) of the Act shall not apply to the Company.

     (c) The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Act, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised but unissued share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution of the Company in General Meeting.

SHARES

3. The lien conferred by Clause 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Clause 8 in Table A shall be modified accordingly.

4. The liability of any Member in default in respect of a call shall be increased by the addition at the end of the first sentence of Clause 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

GENERAL MEETINGS AND RESOLUTIONS

5. (a) Every notice convening a General Meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to Members in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditors for the time being of the Company.

     (b) Clause 37 in Table A shall be read and construed as if the last sentence were omitted therefrom.

     (c) No business shall be transacted at any General Meeting unless a quorum is present. Subject to paragraph (d) below two persons entitled to vote upon the business to be transacted, each being a Member or a proxy for a Member or a duly authorised representative of a corporation, shall be a quorum.

     (d) If and for so long as the Company has only one Member, that Member present in person or by proxy or if that Member is a corporation by a duly authorised representative shall be a quorum.

     (e) If a quorum is not present within half an hour from the time appointed for a General Meeting the General Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine; and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed therefor such adjourned General Meeting shall be dissolved.

     (f) Clauses 40 and 41 in Table A shall not apply to the Company.

6. (a) If and for so long as the Company has only one Member and that Member takes any decision which is required to be taken in General Meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in General Meeting save that this paragraph shall not apply to resolutions passed pursuant to Sections 303 and 391 of the Act.

     (b) Any decision taken by a sole Member pursuant to paragraph (a) above shall be recorded in writing and delivered by that Member to the Company for entry in the Company's Minute Book.

7. Clause 62 in Table A shall be read and construed as if the words "within the United Kingdom" were omitted therefrom.

APPOINTMENT OF DIRECTORS

8. (a) Clause 64 in Table A shall not apply to the Company.

     (b) The maximum number and minimum number respectively of the Directors may be determined from time to time by Ordinary Resolution in General Meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of Directors and the minimum number of Directors shall be one. Whensoever the minimum number of the Directors shall be one, a sole Director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the Directors generally, and Clause 89 in Table A shall be modified accordingly.

     (c) The Directors shall not be required to retire by rotation and Clauses 73 to 80 (inclusive) in Table A shall not apply to the Company.

     (d) No person shall be appointed a Director at any General Meeting unless either:-

          (i)  he is recommended by the Directors; or

          (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the General Meeting, notice signed by a Member qualified to vote at the General Meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

          (e) Subject to paragraph (d) above, the Company may by Ordinary Resolution in General Meeting appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

          (f) The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number determined in accordance with paragraph (b) above as the maximum number of Directors and for the time being in force.

          (g) In any case where as the result of the death of a sole Member of the Company the Company has no Members and no Directors the personal representatives of such deceased Member shall have the right by notice in writing to appoint a person to be a Director of the Company and such appointment shall be as effective as if made by the Company in General Meeting pursuant to paragraph (e) of this Article.

BORROWING POWERS

9. The Directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to
Section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

ALTERNATE DIRECTORS

10. (a) An alternate Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Clause 66 in Table A shall be modified accordingly.

     (b) A Director, or any such other person as is mentioned in Clause 65 in Table A, may act as an alternate Director to represent more than one Director, and an alternate Director shall be entitled at any meeting of the Directors or of any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

     (c) Clause 66 in Table A shall be read and construed as if the last sentence were omitted therefrom.

GRATUITIES AND PENSIONS

11. (a) The Directors may exercise the powers of the Company conferred by Clause 3(t) of the Memorandum of Association of the Company and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

     (b) Clause 87 in Table A shall not apply to the Company.

PROCEEDINGS OF DIRECTORS

12. (a) Clause 88 in Table A shall be read and construed as if the third sentence were omitted therefrom.

     (b) A Director may vote, at any meeting of the Directors or of any committee of the Directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

     (c) Clauses 94 to 97 (inclusive) in Table A shall not apply to the Company.

THE SEAL

13. (a) If the Company has a seal it shall only be used with the authority of the Directors or of a committee of Directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or second Director. The obligation under Clause 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Clause 101 in Table A shall not apply to the Company.

     (b) The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

NOTICES

14. (a) A notice may be given by the Company to any Member or other persons entitled to a share in consequence of the death or bankruptcy of a Member by post or by telegraphic or telex or facsimile communication. Clauses 112 and 116 in Table A shall be modified accordingly.

     (b) Clause 112 in Table A shall be read and construed as if the last sentence were omitted therefrom.

     (c) A notice given by post shall be deemed to be given at the expiration of 96 hours after the envelope containing it was posted and a notice given by telegraphic or telex or facsimile communication shall be deemed to be given at the expiration of 24 hours after despatch of the communication. Clause 115 in Table A shall be modified accordingly.

     (d) Clause 116 in Table A shall be read and construed as if the words "within the United Kingdom" were omitted therefrom.

INDEMNITY

15. (a) Every Director or other officer or Auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under Section 144 or Section 727 of the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.

     (b) The Directors shall have power to purchase and maintain for any Director, officer or Auditor of the Company insurance against any such liability as is referred to in Section 310(1) of the Act.

     (c) Clause 118 in Table A shall not apply to the Company.

TRANSFER OF SHARES

16. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of Clause 24 in Table A shall not apply to the Company.

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                       Names and addresses of Subscribers
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1.         For and on behalf of
           Instant Companies Limited
           1 Mitchell Lane
           Bristol  BS1 6BU








2.         For and on behalf of
           Swift Incorporations Limited
           1 Mitchell Lane
           Bristol  BS1 6BU









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Dated this 1st day of July, 1997

Witness to the above Signatures:-                         Mark Anderson
                                                          1 Mitchell Lane
                                                          Bristol  BS1 6BU